Exhibit 5.1

June 27, 2024

Brainstorm Cell Therapeutics Inc.

1325 Avenue of the Americas, 28th Floor

New York, NY 10019

Ladies and Gentlemen:

We have acted as counsel to Brainstorm Cell Therapeutics Inc., a Delaware corporation (the “Company”), in connection with the offer and sale by the Company of (i) an aggregate of 7,918,764 registered shares (the “Shares”) of the Company’s common stock, par value $0.00005 per share (the “Common Stock”) and (ii) registered pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 3,192,347 shares of Common Stock (the “Pre-Funded Warrant Shares”). The Common Stock and the Pre-Funded Warrants were sold pursuant to a Registration Statement on Form S-3 (File No. 333-258640) (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) on August 9, 2021 under the Securities Act of 1933, as amended (the “Securities Act”), the base prospectus included in the Registration Statement (the “Base Prospectus”), and the prospectus supplement relating to the Shares, the Pre-Funded Warrants, and the Pre-Funded Warrant Shares, dated June 27, 2024, to be filed with the Commission pursuant to Rule 424(b) under the Securities Act (together with the Base Prospectus, the “Prospectus”).

In our capacity as such counsel, we have examined originals or copies of those corporate and other records, documents, and agreements we considered appropriate, including the Company’s certificate of incorporation and bylaws (as amended to date), the Registration Statement, the Prospectus, and the form of the Pre-Funded Warrants to be filed as an exhibit to a Current Report on Form 8-K. As to relevant factual matters, we have relied upon, among other things, factual representations we have received from the Company. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

With regard to our opinion regarding the Pre-Funded Warrants and the Pre-Funded Warrant Shares, we express no opinion to the extent that future issuance of securities of the Company, anti-dilution adjustments of outstanding securities of the Company, or other matters cause the Pre-Funded Warrants to be exercisable for more shares of Common Stock than the number available for issuance by the Company. Further, we have assumed that the exercise price of the Pre-Funded Warrants at the time of exercise is equal to or greater than the par value of the Common Stock.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that (i) the Shares, when sold and issued in accordance with the Registration Statement and the Prospectus, will by validly issued, fully paid, and non-assessable; (ii) the Pre-Funded Warrants, when duly executed and delivered by the Company against payment therefor as described in the Registration Statement and the Prospectus, will be binding obligations of the Company; and (iii) the Pre-Funded Warrant Shares, when issued and paid for in accordance with the terms of the Pre-Funded Warrants, will be validly issued, fully paid, and non-assessable.

The law covered by this opinion is limited to the present Delaware General Corporation Law and the present federal law of the United States. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations, or requirements of any county, municipality, subdivision, or local authority of any jurisdiction.

We hereby consent to the filing of this letter with the Commission as an exhibit to the Company’s Current Report on Form 8-K to be incorporated by reference into the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. The opinion in this letter is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Thompson Hine LLP
Thompson Hine LLP